================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                ROBERDS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                    [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 13, 1997


                                                                   April 4, 1997




To the Shareholders of
Roberds, Inc.:


         The annual meeting of the shareholders of Roberds, Inc. will be held at the Dayton Marriott Hotel, 1414 South Patterson Boulevard, Dayton, Ohio 45409 on May 13, 1997 at 2:00 p.m., Eastern Daylight Savings Time, for the following purposes:

         1. To elect four Directors, each to hold office for a two-year term and until their respective successors are elected and qualified.

         2. To consider a proposal to amend the Roberds, Inc. Employee Stock Purchase Plan to increase the number of shares that may be sold under the Plan, extend the term of the Plan, change the composition of the Plan's administrative committee to conform with recent changes to the rules governing compensatory stock plans under the Securities Exchange Act of 1934, and clarify the scope of the Company's indemnification of directors serving on the committee administering the Plan.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Holders of Common Shares of record at the close of business on March 28, 1997 will be entitled to vote at the meeting.


                             By Order of the Board of Directors,



                             /s/ Robert M. Wilson
                             ---------------------------------
                             ROBERT M. WILSON, Secretary

                                  ROBERDS, INC.

                            1100 East Central Avenue
                             Dayton, Ohio 45449-1888



                                 PROXY STATEMENT



                                                                   April 4, 1997

                               GENERAL INFORMATION


         The Proxy enclosed with this Proxy Statement is solicited by the Board of Directors of Roberds, Inc. (the "Company" or "Roberds"). When the Proxy is properly executed and returned, the shares of the Company represented by the Proxy will be voted at the 1997 annual meeting of shareholders as directed on the Proxy, or if no direction is given on the Proxy, the shares will be voted for the election of the nominees listed in this proxy statement and in favor of the proposal to amend the Roberds, Inc. Employee Stock Purchase Plan. A shareholder may revoke a Proxy by giving notice to the Company at the meeting or, in writing, at any time before its exercise. A revocation will not affect any vote taken before the revocation. The presence of a shareholder at the annual meeting does not by itself revoke a Proxy. The approximate date on which the Proxy Statement and Proxy will first be sent to shareholders is April 4, 1997.

         The cost of solicitation of proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in so doing. Officers, employees and agents of the Company also may request the return of proxies in person or by telephone, facsimile transmission or telegram.

         The holders of record of the Company's Common Shares at the close of business on March 28, 1997 (the "Record Date") will be entitled to vote at the meeting. As of the Record Date, there were 5,964,830 such Common Shares outstanding and entitled to vote at the meeting, each share being entitled to one vote. The presence, in person or by proxy, of persons entitled to vote a majority of the Common Shares outstanding constitutes a quorum for the conduct of all business to be considered at the annual meeting.

                              ELECTION OF DIRECTORS


         The Company's Amended and Restated Code of Regulations ("Regulations") fixes the number of Directors at seven but authorizes the Board of Directors to increase or decrease the number of Directors by not more than two. The number of Directors authorized by the Board under the Regulations currently is eight. The Regulations authorize the Board of Directors to fill any vacancies by the affirmative vote of a majority of the Directors then in office.

         The Regulations also classify the members of the Board of Directors into two groups, with terms expiring in alternate years. All of the Directors, including the current nominees, are identified in the table below. The terms of the current nominees, Messrs. Fletcher, Gunter, Robeson and Wilson, expire at the annual meeting to be held on May 13, 1997. All nominees are currently members of the Board of Directors.

         The Board of Directors of the Company has nominated the persons listed below for election as Directors to hold office for two years or until the election and qualification of their successors. If any nominee declines or is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying Proxy intend to vote for the balance of those nominees named, and, if they deem it advisable, for a substitute nominee.

         The following table sets forth information with respect to each of the nominees and, in addition, the Directors whose terms expire at the 1998 Annual Meeting of Shareholders:


      NAME                               AGE                                   POSITION
----------------                         ---                  ---------------------------------------------------

                      NOMINEES FOR TERMS TO EXPIRE IN 1999

Kenneth W. Fletcher                      64                   Chairman of the Board, Chief Executive Officer and
                                                              President

Carl E. Gunter                           69                   Director

Dr. James F. Robeson                     60                   Director

Robert M. Wilson                         44                   Executive Vice President, Chief Financial Officer,
                                                              Assistant Treasurer, General Counsel, Secretary and
                                                              Director


                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

Jerry L. Kirby                           62                   Director

Howard W. Smith                          54                   Director

Gilbert P. Williamson                    60                   Director

Donald C. Wright                         60                   Vice Chairman of the Board and Assistant
                                                              Secretary


          During the past fiscal year, the Board of Directors of the Company met on five occasions. The Company's audit committee, which currently consists of James F. Robeson, Chairman, Jerry L. Kirby, Gilbert P. Williamson and Carl E. Gunter, met two times during the last fiscal year. The audit committee reviews and acts, and reports to the Board of Directors, with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of audit procedures, the Company's internal audit program and results, the nature of services to be performed by the independent accountants and the Company's accounting practices. The Company's compensation committee, which currently consists of Jerry L. Kirby, Chairman, James F. Robeson, Gilbert P. Williamson and Carl E. Gunter, met four times during the last fiscal year. The compensation committee establishes and monitors executive compensation. All Directors attended more than 75% of the aggregate of the total number of meetings of the Board of Directors during the last fiscal year and the total number of meetings held by each committee on which each Director served during the last fiscal year. The Board of Directors does not have a separate nominating committee.


                  BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES

          Kenneth W. Fletcher is a co-founder of the Company. In June, 1993, he was elected to the offices of Chairman of the Board and Chief Executive Officer. He has served as President and a Director of the Company since its founding in 1971. Prior to founding Roberds, Mr. Fletcher was employed in various capacities with the Frigidaire Division of General Motors Corporation.

          Donald C. Wright is a co-founder of the Company, and has served as a Director of the Company since 1971. He was elected Vice Chairman of the Board and Assistant Secretary in June 1993, prior to which time he served as Treasurer and Secretary since 1971. He owns and operates Don Wright Realty, Dayton, Ohio, a firm providing real estate brokerage services to the public.

          Howard W. Smith was elected a Director of Roberds, Inc. in March 1993. He was President, Dayton Market from 1988 through March 1996, when he retired from the Company. He was also the Company's furniture buyer from 1988 through March 1993. He was a Director of Roberds of Atlanta, Inc. from its founding through December 1992, when it was merged into Roberds, Inc.

          Robert M. Wilson was elected General Counsel, Secretary and a Director in June, 1993. He has also served as Executive Vice President and Chief Financial Officer of Roberds and its affiliated companies since 1988. He served as Treasurer from June 1993 through May 1995, when he was elected Assistant Treasurer. Prior thereto he was a partner in the public accounting firm of Touche Ross & Co. (now Deloitte & Touche LLP). He was with that firm from 1972 through 1988, in various capacities, most recently as Managing Partner-Tax, of the Dayton and Cincinnati, Ohio offices.

          Jerry L. Kirby became a Director of the Company in November 1993. He has been CEO and a director of CitFed Bancorp, Inc., the parent of Citizens Federal Bank, FSB of which Mr. Kirby also serves as a Director, President and CEO. CitFed Bancorp is a bank holding company with approximately $2.5 billion in assets. Mr. Kirby is also a director of Supply One, a distributor of plumbing and building supplies, and Neff Folding Box Company, a manufacturer of boxes, Dayton, Ohio. He was for six years a director of the Cincinnati Branch of the Federal Reserve Bank of Cleveland.

          Dr. James F. Robeson became a Director of the Company in November 1993. He is the Herbert E. Markley Executive Professor of Business in the Richard T. Farmer School of Business Administration at Miami University, Oxford, Ohio. He served as Dean of the School from 1988 through 1993. Prior to that appointment he held the Joseph C. Seibert Professorship in Marketing and served as chairman of the Department of Marketing from 1985 through 1987. He also served as chairman of the Faculty of Marketing at the Ohio State University from 1973 through 1976, and as Associate Dean of the College of Administrative Science from 1976 through 1979. He currently serves as a director of Danis Industries Corp., a construction contractor and real estate developer in Dayton, Ohio; Gummer Wholesale, a regional distributor of grocery, candy, and tobacco products, located in Newark, Ohio;

Accordia of Columbus, Columbus, Ohio, an insurance brokerage firm and plan administrator; and Huffy Corporation, a diversified manufacturer and supplier of services to retailers, located in Dayton, Ohio. Dr. Robeson has been a consultant to, and Vice President of, Management Horizons, a national consultant to retailers. He has been a consultant to Retail Planning Associates, a retail planning and design firm.

          Gilbert P. Williamson became a Director of the Company in November 1993. He retired as Chairman and Chief Executive Officer of NCR Corporation in May 1993. Mr. Williamson was named Chairman and CEO of NCR and named to the Management Executive Committee and board of directors of AT&T following the purchase of NCR by AT&T in 1991. Prior thereto, since 1988 he served as President of NCR. He is a director of SCO, Inc., a provider of computer software, Santa Cruz, California; Retix, Inc., a manufacturer of electronic products, Santa Monica, California; and CitFed Bancorp, Inc., a bank holding company, Dayton, Ohio.

           Carl E. Gunter became a Director of the Company in November 1994. Mr. Gunter was President, Chief Executive Officer and Chairman of Broyhill Furniture Industries ("Broyhill"), a manufacturer of furniture located in Lenoir, North Carolina, from 1983 until his retirement from Broyhill in February 1993. Interco, Inc. (the parent company of Broyhill) filed for bankruptcy protection for Interco, Inc. and all of its subsidiaries, on January 24, 1991. Mr. Gunter is a member of the local advisory board of First Union National Bank of Lenoir, Lenoir, North Carolina.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

                           Summary Compensation Table
                           --------------------------

         The following table summarizes the compensation paid to the Chief Executive Officer, Kenneth W. Fletcher, and each of the Company's four other most highly compensated executive officers determined as of the end of the last fiscal year (together with Mr. Fletcher, the "Named Executive Officers") during or with respect to the fiscal years ended December 31, 1996, 1995, and 1994 for services in all capacities to the Company.



--------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Long Term
                                                              Annual Compensation                   Compensation
                                                                                                      Awards
                                               ---------------------------------------------------------------------------------
         (a)                                       (b)              (c)                  (d)              (e)               (f)
                                                                                       Other
                                                                                      Annual                            All Other
                                                  Salary          Bonus           Compensation(1)      Options      Compensation(2)
Name and Principal Position     Period              ($)             ($)                  ($)         (# of shares)        ($)
---------------------------     ------            ------          ---------     ------------------   -------------  --------------

Kenneth W. Fletcher,           FY 1996          350,000              -0-                N/A               -0-               N/A
Chairman, Chief Executive      FY 1995          350,000              -0-                N/A               -0-            1,371
Officer and President          FY 1994          350,000              -0-                N/A               -0-               985

Robert M. Wilson,              FY 1996          270,000              -0-                N/A               -0-               N/A
Executive-Vice-President,      FY-1995          250,000              -0-                N/A               -0-            1,371
Chief Financial Officer,       FY 1994          250,000           15,000                N/A            20,000               985
Assistant Treasurer, General
Counsel and Secretary

Michael Van Autreve,           FY 1996          160,000              -0-                N/A               -0-               N/A
Vice President-Bedding         FY 1995          160,000              -0-                N/A               -0-             1,095
                               FY 1994          130,056           38,000                N/A            10,000               985

Robert M. (Mickey) James       FY 1996          147,462              -0-                N/A               -0-               N/A
President-Atlanta Market       FY 1995          119,642              -0-                N/A               -0-               960
                               FY 1994           67,600           12,000                N/A             4,000               523

Arthur C. Lanciers             FY 1996          144,808              -0-                N/A               -0-               N/A
Vice President - Furniture     FY 1995          129,038              -0-                N/A               -0-               430
                               FY 1994          124,712            7,000                N/A             6,000               865


1 Other annual compensation for each Named Executive Officer did not exceed $50,000 or 10% of each of their combined annual salaries and bonuses for any period reported.

2 All other compensation consists of contributions to the individual's profit sharing account and reallocations of those contributions in the year indicated. For fiscal year 1996 the Company made no profit sharing contribution, and the results of reallocations of accounts during 1996 are not available as of the date of this Proxy Statement.

                        Option Grants in Last Fiscal Year
                        ---------------------------------

         There were no stock options granted to the Named Executive Officers during the year ended December 31, 1996.

       Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
       -------------------------------------------------------------------
                                  Option Value
                                  ------------


         The following table sets forth information for each Named Executive Officer with regard to the aggregate stock options exercised during the year ended December 31, 1996, and the stock options held as of December 31, 1996.


  (a)                             (b)           (c)                     (d)                            (e)
                                                                                               Value of Unexercised
                                                               Number of Unexercised           in-the-Money Options
                                                           Options at December 31, 1996     at December 31, 1996 ($)(2)
                                                          ------------------------------    --------------------------
                          Shares Acquired      Value
        Name              on Exercise (#)     Realized($)1  Exercisable   Unexercisable   Exercisable        Unexercisable
        ----              ---------------   -------------   -----------   -------------   -----------         -------------

Kenneth W. Fletcher               none          none            none            none         $none                $none
Robert M. Wilson                  none          none          21,250          13,750          none                 none
Michael Van Autreve               none          none           8,750           6,250          none                 none
Robert M. (Mickey) James          none          none           3,500           2,500          none                 none
Arthur C. Lanciers                none          none           6,750           4,250          none                 none

  1    Market value of underlying securities at exercise, minus the exercise price.

  2    Market Value of underlying securities at year end (based upon market value of $8.25 as of December 31, 1996) minus the exercise price.


COMPENSATION OF DIRECTORS

  Directors who are members of management receive no additional compensation for their service as Directors. Directors who are not members of management receive a monthly fee of $500, plus a fee of $1,000 for each meeting attended. Directors are also reimbursed for their out-of-pocket travel expenses incurred in connection with Company business.



                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


GENERAL

  In November 1993, the Company consummated the initial public offering ("IPO") of its Common Shares. In December 1993, following the IPO, the Board of Directors elected Messrs. Kirby, Robeson, and Williamson, none of whom are employees of the Company, to the newly formed Compensation Committee of the Board of Directors (the "Committee"). Mr. Kirby was elected chair of the Committee. In March 1995, the Board of Directors elected Mr. Gunter as an additional member of the Committee. The Board of Directors established the power and authority of the Committee to (i) review the recommendations of the CEO and adopt compensation philosophy and guidelines for the Company; (ii) review the role of the CEO, his performance, and compensation, and determine the base compensation, annual incentive bonus, and stock-based awards made to the CEO; and (iii) determine the base compensation, annual incentive bonus, and stock-based awards for all executive officers of the Company.

  In 1994, the Committee engaged a compensation consulting firm to study the Company's compensation system for executive officers; to compare the Company's base pay, cash incentives, and stock-based compensation for executive officers to those paid by comparable companies; and to develop a recommendation for an overall compensation system for executive officers and other senior managers. The consultant focused on the compensation arrangements for the CEO, the Market Presidents, and the Vice Presidents of Merchandising. Among other things, the consultant reported that the Company's base pay for those positions was generally within the range of that paid by comparable companies, though some were at the higher end of their ranges; that the annual cash incentives were lower than those paid by comparable companies; and that the percentage of stock held by the executive officers (with the exception of Mr. Fletcher), as a result of the stock-based awards made by the Company, was considerably below the ownership percentage of executive officers in comparable companies. The consultant also noted that the Company's benefit package for executive officers was of considerably less value than those offered by comparable companies. Based on the consultant's report, the Committee adopted the Roberds, Inc. Executive Compensation Plan (the "Executive Plan") in November 1994, effective for calendar 1995, and amended the Executive Plan in February 1996 and again in February 1997. In 1996, the Committee engaged the compensation consulting firm to update its report. The Committee considered the update in setting and reviewing compensation for executive officers.

  Based on the current levels of pay of the CEO and other executive officers of the Company, the Committee does not believe that the limitations on deductibility of annual compensation in excess of $1 million as provided by section 162(m) of the Internal Revenue Code of 1986, as amended, are likely to have an effect on the compensation plans of the Company in the foreseeable future. As a result, the Committee has not adopted a policy with respect to compensation exceeding the deductible limits. The Committee will consider the deductibility of compensation, along with other factors, in future determinations of compensation.

BASE PAY

  Based upon the salary ranges recommended by the compensation consultants in their reports, the base pay of comparable executives employed by comparable companies, and periodic changes in duties and responsibilities, the Committee has made periodic adjustments in the base pay of the Company's executive officers. Mr. Fletcher's base pay has not been adjusted since 1993. Based on the consultant's report, the Committee believes that the base pay for Roberds' CEO and other executive officers is competitive within the industry and similar to that offered by comparable companies.

ANNUAL INCENTIVES

  The Committee annually establishes Threshold, Target, and Ceiling amounts of pre-tax income for the Company. Below the Threshold, no cash bonuses are awarded to the executive officers. As pre-tax income grows above the Threshold, the pool of money available for cash bonuses increases. At the Ceiling amount, the pool reaches a maximum size.

  The CEO's cash bonus is expressed as a percentage of his base pay, depending on the performance of the Company against the Threshold, Target, and Ceiling amounts. Below the Threshold, no bonus is awarded to the CEO.

  The other executive officers, and approximately thirty other senior managers, share in a pool of money that increases as the Company's performance increases against the Threshold, Target, and Ceiling amounts. Once the size of the pool is determined, each participant is awarded a bonus based on his "share" of the pool. The shares are determined by reference to each manager's base pay as a percentage of the base pay of the entire group. The group (and the individuals) receives no bonus if the Company's performance is below the Threshold. Beginning at the Threshold, managers receive approximately five percent of their base pay, and the bonuses grow to a maximum of approximately 75 percent of managers' base pay at the Ceiling amount. In addition, a percentage of the cash bonus pool is available for awards in the discretion of the CEO, to managers other than the CEO, to recognize outstanding achievement.

  The Threshold, Target, and Ceiling amounts are set for the entire Company. However, each of the Company's market areas also establishes a profit plan. For 1996, those executives with specific market responsibilities, such as Market Presidents, had their bonuses adjusted upward or downward based on their particular market's pre-tax earnings in comparison to its plan. This adjustment can cause an executive's bonus to be adjusted to as low as approximately 25 percent, or as high as approximately 123 percent, of the amount otherwise awarded based on Company-wide performance under the Executive Plan. The market adjustment concept was removed from the Plan for 1997.

  Effective for 1997, the Plan was amended to permit the CEO to recommend to the Committee that the amounts awarded to executives under the formula system may be adjusted upward and downward by up to 50 percent, in order to reflect the individual performance of each executive. However, the total amount awarded to all executives cannot exceed the total computed under the formula plan. The Committee believes that the Executive Plan provides significant incentives for the Company's CEO, the executive officers, and other senior managers to meet or exceed the Company's annual profit plan. The Executive Plan makes a significant portion of senior management's compensation contingent on the Company's financial performance for the year. The combination of the base pay described above and the bonuses established by the Executive Plan is intended to yield total cash compensation that is comparable to the total cash compensation paid by comparable companies to their CEOs and other executive officers.

  The Company failed to meet the Threshold amount for 1996, and no cash bonuses were paid to the CEO, other executive officers, or senior managers participating in the Executive Plan.


LONG-TERM INCENTIVES

  The Executive Plan established a mechanism for awarding ISOs to senior management. ISOs are awarded as a percentage of each executive's base pay. No awards are made if the Company's earnings are below the Threshold amount. Beginning at the Threshold amount, awards are made to each executive as a percentage of his base pay. Such percentage grows as earnings reach the Target, and hit a maximum at the Ceiling amount. The minimum percentage for the CEO is zero percent of his base pay, growing to a maximum of 85 percent of his base pay. The minimum percentage for all other participants (including the other executive officers) is zero percent of their base pay, growing to a maximum of 75 percent of their base pay. All executive officers are eligible for ISO awards, as are a number of other managers. Once the dollar amount of the awards is determined under the formula, the dollar amount is converted to a number of shares, based on the then-current value of the Company's shares at the time of the award. Options on that number of shares are granted at 100 percent of the then market value (except that any ISOs granted to Mr. Fletcher would be granted at 110% of the then market value). In addition, options may be awarded based upon the recommendation of the CEO to the Committee in order to reward efforts or results beyond those recognized by the formula system.

  The Committee believes that the stock-based awards to be made under the Executive Plan will further align the interests of the Company's CEO, executive officers, and senior and middle managers with those of the shareholders, and will motivate management to increase the value of the Company's shares over the long term.

  Because the Company failed reach the Threshold amount in 1996, no stock options were awarded under the Plan.


                                                     Jerry L. Kirby, Chair
                                                     C.E. Gunter
                                                     Dr. James F. Robeson
                                                     Gilbert P. Williamson

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PROPERTIES

  The Company leases two of its Atlanta-area properties from Howard Investments, an Ohio general partnership. The general partners of Howard Investments are Messrs. Fletcher, Wright and Smith. The annual rental for each facility, exclusive of operating expenses, is $600,000 during the current term. Each lease provides for two extensions of 10 years each at the election of the Company, and the annual rental during the extensions will be the "prevailing market rate" determined at the time of such extensions. The current terms under these leases are as shown in the following table:


                            COMMENCEMENT        EXPIRATION
    LOCATION                    DATE               DATE
--------------------        ------------        ----------

Marietta, Georgia             5/10/84           5/31/2004
Forest Park, Georgia          11/01/87          9/30/2007

          Effective October 1, 1993, the Company modified its leases with Howard Investments covering the Forest Park and Marietta, Georgia facilities, pursuant to the terms of a Rent-Up Guarantee Agreement. As a result of these modifications, the Company receives the income from, and absorbs the expense associated with, the third party rental space in these two facilities. Prior to October 1, 1993, the income associated with these third party rental spaces was received, and the expense absorbed, by Howard Investments. The third party rental spaces include approximately 14,000 square feet in the Marietta facility and 60,000 square feet in the Forest Park facility. Portions of each facility are presently leased to third parties, and other portions are available for lease.

          Pursuant to the Rent-Up Guarantee Agreement, Howard Investments guaranteed to the Company that the net rental income from the third party rental space would be not less than $240,000 for calendar year 1996, after which the agreement expired.

          The Company leased its facilities at 1000 and 1100 East Central Avenue, Dayton, Ohio from DAF Investments LTD., an Ohio limited liability company controlled by Mr. Fletcher. During 1996, DAF Investments Ltd. transferred ownership of the properties located at 1000 and 1100 East Central Avenue, Dayton, Ohio to a newly formed entity, DAF West Carrollton Plaza Ltd. The transfer was made in connection with a refinancing of the properties. Mr. Fletcher controls DAF West Carrollton Plaza Ltd., which is an Ohio limited liability company.

          During 1996, DAF Investments Ltd. assigned Roberds' leases on the properties located at 1000 and 1100 East Central Avenue, Dayton, Ohio to DAF West Carrollton Plaza Ltd., and Roberds consented to the assignments. The leases were assigned without any modification to their business terms, but merely to recognize the change in ownership of the two properties. The Company's facilities in Piqua, Ohio and Richmond, Indiana are leased from Mr. Wright. The term and annual rent under the leases associated with these four Dayton-area properties, exclusive of operating expenses, are shown in the following table:


                                               CURRENT
                             COMMENCEMENT     EXPIRATION
       LOCATION                  DATE            DATE           ANNUAL RENT
---------------------         ------------    ----------        -----------

1000 E. Central Ave.,          4/1/90          3/31/2015          $120,000
  Dayton, Ohio
  (Service Bldg.)
1100 E. Central Ave.,          4/1/90          3/31/2015           600,000
  Dayton, Ohio
  (Store)
Richmond, Indiana              4/1/88          3/31/2013           240,000
Piqua, Ohio                    6/1/88          5/31/2013           240,000

         The Company leases its Springfield, Ohio facility from Springfield Properties, Inc., an Ohio corporation owned by Messrs. Fletcher and Wright. The term and annual rent under the lease associated with this property, exclusive of operating expenses, are shown in the following table:


                                           CURRENT
                        COMMENCEMENT     EXPIRATION
    LOCATION                DATE             DATE           ANNUAL RENT
--------------          ------------     ----------         -----------

Springfield, Ohio          3/1/92          2/28/2017          $240,000




OTHER TRANSACTIONS AND RELATIONSHIPS


         Messrs. Fletcher and Wright personally guaranteed the mortgage loans made in connection with the acquisition of two of the Company's stores prior to the IPO. At December 31, 1996, the principal amount of such mortgage loans was approximately $6.6 million.

         In connection with the IPO, the Company and the initial shareholders of the Company entered into a Tax Indemnification Agreement (the "Indemnification Agreement") that requires the Company to reimburse the initial shareholders for certain additional taxes that they may have to pay for any adjustments in prior years' taxable income. In addition, the Indemnification Agreement requires the initial shareholders to reimburse the Company for certain decreases in taxes that are refunded to them for adjustments in prior years taxable income. The Company also agreed to conduct, at its own expense, the defense of, or the negotiations in settlement with respect to, any challenge to the Company's S Corporation status in prior years.

                             PERFORMANCE COMPARISON

         The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on November 16, 1993 (the first date on which the Company's Common Shares were traded on the Nasdaq Stock Market) in each of (i) the Company's Common Shares,
(ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Retail Trade Stocks Index.

                                PERFORMANCE GRAPH
                                -----------------

                                  ROBERDS, INC.
                                  -------------

                        11/16/93        12/31/93       12/31/94       12/31/95       12/31/96
                        --------        --------       --------       --------       --------

Roberds, Inc.              $100           $114           $56            $69            $64
Nasdaq Stock Market         100            103           101            143            176
Nasdaq Retail               100            100            91            100            120

             PROPOSAL FOR SHAREHOLDER APPROVAL OF THE ROBERDS, INC.
                      AMENDED EMPLOYEE STOCK PURCHASE PLAN

         The Company's Board of Directors (the "Board") adopted the Roberds, Inc. Employee Stock Purchase Plan (the "Plan") on September 24, 1993, and the Plan was approved by the shareholders on September 24, 1993. The Plan became effective upon the effectiveness of the Company's Registration Statement, filed by the Company under the Securities Act of 1933, on January 10, 1994, Registration No. 33-73900. On November 1, 1996, the Board adopted certain amendments to the Plan as described below. On February 20, 1997, the Board further amended the Plan, subject to shareholder approval, and determined to submit the Plan as so amended to the shareholders for their approval. The text of the Plan, as proposed to be amended, is set forth as Exhibit A, to which reference is made for a complete description.

DESCRIPTION OF THE PLAN

         Purpose
         -------

         The Plan was adopted by the Company in order to encourage Company employees to remain in the employ of the Company and to acquire a proprietary interest in the Company through the purchase of its Common Stock. The Plan permits employees to purchase Common Stock of the Company, at a price less than its fair market value on the date of purchase, from funds accumulated through payroll deductions within a specified period after the effective date of any offering under the Plan.

         Administration
         --------------

         The Plan provides that it shall be administered by the Board or by a committee ("Committee") of the Board, as determined from time to time by the Board. The Plan provides that the Committee shall consist of no fewer than three directors of the Company who shall be appointed, from time to time, by the Board. The Committee has full power to construe and interpret the Plan (subject to advice of the Company's General Counsel with respect to any question of law), to determine and fix the terms of offerings and options to purchase stock pursuant to offerings, subject to the requirements and provisions of the Plan, and generally to determine any and all questions arising under the Plan.

         Operation of the Plan
         ---------------------

         The Plan authorizes the granting of options to employees to purchase shares using funds accumulated through payroll deductions. The exercise price for the options is equal to 85% of the lesser of (i) the fair market value of such shares on the commencement date of the option period or (ii) the fair market value of such shares at the close of the option period. The Plan generally provides for semi-annual option periods with the option periods commencing on January 1 and July 1 of each calendar year and ending on June 30 and December 31 respectively in each year. The Plan as originally adopted provided that the number of shares sold under the Plan could not exceed 150,000. Subject to shareholder approval of this proposal to amend the Plan, the maximum aggregate number of shares of Stock that may be sold pursuant to the Plan would be increased to 500,000.

         With certain exceptions, all employees of the Company other than part-time employees are eligible to participate in the Plan. Employees who, immediately after the granting of an option, would own, or be deemed to own under Section 423(b)(3) or 424(d) of the Internal Revenue Code of 1986, as amended (the "Code"), stock of any and all classes possessing 5% or more of the total combined voting power or value of all classes of stock of the Company are not eligible to participate in the Plan.

         To participate during an option period, an employee may authorize payroll deductions at any whole percentage rate up to a maximum of 15% of his or her total compensation. No employee may be granted options to purchase stock of the Company at a rate which exceeds $25,000 of the fair market value of the stock (determined when the option is granted) for each calendar year for which the option is outstanding. As of December 31, 1996, approximately 2,000 employees were eligible to participate in the Plan. Approximately 132 employees were participating in the Plan as of that date.

         Federal Income Tax Consequences
         -------------------------------

         The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income is taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period for the shares. If the shares are sold or otherwise disposed of in a taxable disposition more than two years from the first day of the option period, or following the participant's death while holding the shares, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition or at the time of the employee's death over the exercise price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the option period. Generally, the amount of ordinary income recognized by the participant at the time of such a disposition will be added to the basis of the shares (except for a participant who dies while owning such shares). Any additional gain on such a disposition will be treated as long-term capital gain. If the shares are sold or otherwise disposed of in a taxable disposition before the expiration of this two-year holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased over the exercise price for those shares. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period for the shares. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon the sale or disposition of shares prior to the expiration of the holding period described above.

         The foregoing is only a summary of the effect of federal income taxation upon participants and the Company with respect to the shares purchased under the Plan and does not purport to be complete.

         Amendments to the Plan
         ----------------------

         Following the adoption of the Plan, the Board determined, in consultation with the Company's outside legal counsel, that certain modifications to the Plan would be appropriate to change the composition of the Plan's Administrative Committee to conform with recent changes to Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), which provides an exemption from the short-swing profit recapture provisions under Section 16(b) of the Exchange Act for certain employee benefit plan transactions. Accordingly, the Board adopted certain amendments concerning the administration of the Plan on November 1, 1996. In January, 1997, the Company determined that at current rates of issuance, the maximum number of shares authorized to be sold pursuant to the Plan would be exhausted sometime during fiscal year 1998. The Board therefore amended the Plan on February 20, 1997, subject to shareholder approval, to increase the aggregate number of shares of Stock that may be sold pursuant to the Plan from 150,000 to 500,000, and to extend the term of the Plan from December 31, 1999 to December 31, 2007. The Board also determined, in consultation with the Company's outside legal counsel, that certain amendments to clarify the indemnification by the Company of directors serving on the Committee administering the Plan would be appropriate, and such amendments were adopted by the Board on February 20, 1997. The Company believes that the amendments to the indemnification provisions will assist it in attracting and retaining qualified administrators for the Plan.

         The Plan currently provides that it may be amended by the Board at any time, provided that, without the approval of the shareholders, no amendment shall be made which (a) shall cause any option under the Plan to fail to qualify as an option under Section 423 of the Code, (b) shall increase the number of shares of stock which may be optioned or sold pursuant to any offering, (c) shall make any change in the employees or class of employees eligible to participate in any offering, or (d) shall amend the Plan to extend its term.

         Plan Approval
         -------------

         Approval of the amendments to the Plan requires the affirmative vote of a majority of the shares represented at the 1997 annual meeting of shareholders. Proxies solicited by the Board of Directors will be voted in favor of approval of the amendments to the Plan unless shareholders specify in their proxies a contrary choice.

         The Company believes the amendments to the Plan will assist it in attracting and retaining qualified employees.


      THE BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares by all nominees for election as Directors, by all Directors, by all Named Executive Officers, by all Directors and Officers as a group, and by each person known to the Company to be the beneficial owner of five percent or more of the outstanding Common Shares as of January 31, 1997.



--------------------------------------------------------------------------------
                                                 SHARES BENEFICIALLY OWNED(1)
                                             -----------------------------------
BENEFICIAL OWNER                                NUMBER             PERCENT
--------------------------------------------------------------------------------
Kenneth W. Fletcher(2)                        1,496,020             25.1
1100 East Central Avenue
Dayton, Ohio 45449

Donald C. Wright(3)                           1,495,670             25.1
1100 East Central Avenue
Dayton, Ohio 45449

Howard W. Smith                                 176,627              3.0
2311 Wood Trails Court
Dayton, Ohio 45459

Robert M. Wilson(4)                              21,400              *
1100 East Central Avenue
Dayton, Ohio 45449

Jerry L. Kirby(5)                                 3,500              *
One Citizens Federal Centre
Dayton, Ohio 45402

James F. Robeson(6)                               4,172              *
5120 Bonham Road
Oxford, Ohio 45056

Gilbert P. Williamson(7)                          3,057              *
2320 Kettering Tower
Dayton, Ohio 45423

Carl E. Gunter(8)                                 2,000              *
117 Lakeview Drive
Lenoir, North Carolina  28645

Michael Van Autreve(9)                            8,750              *
1100 East Central Avenue
Dayton, Ohio 45449

Robert M. (Mickey) James(10)                     10,106              *
1100 East Central Avenue
Dayton, Ohio 45449

Arthur C. Lanciers(11)                            8,081              *
1100 East Central Avenue
Dayton, Ohio 45449

All Directors and executive officers          3,254,741             54.6
  as a group (19 persons)(12)

Wellington Management Company, LLP              337,000              5.7
75 State Street
Boston, Massachusetts  02109

Piedmont Capital Management Corporation         630,800             10.6
One James Center
Richmond, Virginia  23219

----------
* Less than one percent.

  1 The persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

  2 Includes 1,000 shares held by Mr. Fletcher's spouse, for which Mr. Fletcher disclaims any beneficial ownership.

  3 Includes 650 shares held by Mr. Wright's spouse, for which Mr. Wright disclaims any beneficial ownership.

  4 Includes 21,250 shares underlying options that are currently exercisable, and 150 shares held by Mr. Wilson as custodian for his minor son, over which Mr. Wilson has voting power and dispositive power, but as to which he disclaims beneficial ownership in all other respects.

  5 Includes 500 shares held by Mr. Kirby's spouse, for which Mr. Kirby disclaims any beneficial ownership, and 2,000 shares underlying options that are currently exercisable.

  6 Includes 1,000 shares held by Mr. Robeson's spouse for which Mr. Robeson disclaims any beneficial ownership and 2,000 shares underlying options that are currently exercisable.

  7  Includes 2,000 shares underlying options that are currently exercisable.

  8  All 2,000 shares underlie options that are currently exercisable.

  9  All 8,750 shares underlie options that are currently exercisable.

 10 Includes 3,500 shares underlying options that are currently exercisable.

 11 Includes 6,750 shares underlying options that are currently exercisable.

 12 Includes 3,184,241 shares held directly and by attribution and 70,500 shares underlying options that are currently exercisable.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Based on the Company's review of Forms 3, 4 and 5 and certain written representations from Directors and executive officers that have been submitted to the Company with respect to the 1996 fiscal year, pursuant to Section 16(a) of the Exchange Act, it appears that no such person failed to file, on a timely basis, any reports required by that section.


                              INDEPENDENT AUDITORS

         The firm of Deloitte & Touche LLP has served as the independent auditors for the Company since 1987 including for the fiscal year ended December 31, 1996. The Company expects Deloitte & Touche LLP to so serve for the year ending December 31, 1997. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting of shareholders. This representative will be afforded an opportunity to make a statement at the meeting, if he so desires, and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for next year's annual meeting of shareholders is December 5, 1997. The Regulations of the Company impose additional requirements affecting the submission of proposals by shareholders.


                                  OTHER MATTERS

         The management of the Company does not know of any matters which may properly be presented at the meeting other than as specifically set forth in the Notice of Annual Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of Proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

                                                ROBERDS, INC.


                                                /s/ Robert M. Wilson
                                                --------------------------------
                                                By:  ROBERT M. WILSON, Secretary

                                  EXHIBIT A

         FOLLOWING IS THE AMENDED ROBERDS, INC. EMPLOYEE STOCK PURCHASE PLAN, EDITED TO REFLECT THE AMENDMENTS PROPOSED TO BE APPROVED AT THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 13, 1997. CHANGES ARE INDICATED AS FOLLOWS: UNDERLINED WORDS ARE TO BE ADDED TO, AND WORDS STRUCK THROUGH WITH A LINE ARE TO DELETED FROM, THE AMENDED EMPLOYEE STOCK PURCHASE PLAN.

                                  ROBERDS, INC.

                      AMENDED EMPLOYEE STOCK PURCHASE PLAN

                            AS AMENDED MAY [ ], 1997




ARTICLE I - PURPOSE

         Section 1.1 - The Roberds, Inc. Employee Stock Purchase Plan (the "Plan") is intended to encourage employees of Roberds, Inc. and its Subsidiaries to remain in the employ of the Corporation or its Subsidiaries and to acquire a proprietary interest in the Corporation through the purchase of its Common Stock. It is intended that this Plan shall constitute an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. Pursuant to the Plan, Employees will be able to purchase Common Stock of the Corporation, at a price less than its fair market value on the date of purchase, from funds accumulated through payroll deductions within a specified period from the effective date of any Offering under the Plan.


ARTICLE II - DEFINITIONS

         Section 2.1 - The following words and phrases shall have the meanings indicated for the purposes of the Plan, unless the context clearly indicates otherwise:

         (a) "Board" - The Board of Directors of Roberds, Inc..

         (b) "Code" - The Internal Revenue Code of 1986, as amended.

         (c) "Committee" - The Committee provided for in Article III of the
Plan.

         (d) "Stock" - The Common Stock of the Company, without par value, or any Common Stock which is a successor to that class.

         (e) "Corporation" - Roberds, Inc., an Ohio corporation.

         (f) "Employee" - Any individual employed by the Corporation or any Subsidiary except persons whose customary employment is for either (i) not more than 20 hours per week, or (ii) not more than 5 months during any calendar year, provided that he shall have at least 90 days of continuous employment immediately prior to any Offering Date specified in Section 6.1.

         (g) "Offering" - Any offering made by the Corporation in accordance with applicable laws and regulations and the terms and conditions of the Plan, permitting eligible Employees to purchase Stock under the Plan.

         (h) "Option" - The right of an eligible Employee to purchase Stock pursuant to an Offering.

         (i) "Participating Employee" - An Employee who makes an authorization for payroll deductions pursuant to Section 6.2 below.

         (j) "Plan" - The Roberds, Inc. Employee Stock Purchase Plan, as herein set forth, and as amended from time to time pursuant to Section 13.1 below.

         (k) "Subsidiary" - A corporation of which shares having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Corporation.

         Section 2.2 - The masculine gender shall include the feminine, and the singular shall include the plural, where appropriate.


ARTICLE III - ADMINISTRATION OF THE PLAN

         Section 3.1 - The Plan shall be administered by the Company's Board, or by a committee ("Committee") of the Board, as determined from time to time by the Board. The Committee shall consist of no fewer than three directors of the Company who shall be appointed, from time to time, by the Board. All references in this Plan to the Committee shall be understood to refer either to the full Board or to the Committee, to the extent administration of the Plan has been delegated by the Board to the Committee.

         Section 3.2 - The Committee shall have full power to construe and interpret the Plan (subject to advice of the Corporation's General Counsel with respect to any question of law), to determine and fix the terms of Offerings and Options, subject to the requirements and provisions of the Plan, and generally to determine any and all questions arising under the Plan.


ARTICLE IV - EMPLOYEES ELIGIBLE TO PURCHASE STOCK

         Section 4.1 - All Employees of the Corporation or of any Subsidiary of the Corporation as of 9 p.m., Eastern Time, on an Offering Date as specified in
Section 6.1, shall be granted an Option to purchase Stock as described in more detail herein, except for any such Employee, who immediately after the granting of an Option, would own (or be deemed to own under the rules of Section 423(b)(3) or 425(d) of the Code) stock of any and all classes possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. If the effect of the granting of an Option to an Employee is such that his total stock ownership (as determined under Sections 423(b)(3) and 425(d) of the Code) equals or exceeds such five percent (5%) limitation, such Option shall be entirely void in the case of any such Employee as if that Option had never been granted to him.


ARTICLE V - STOCK

         Section 5.1 - The Stock subject to Offerings shall be the Corporation's authorized but unissued shares of Stock and shares of Stock held in the treasury, whether acquired by the Company specifically for use under the Plan or otherwise, which may be used, as the Committee may from time to time determine, for purposes of the Plan.


ARTICLE VI - OFFERINGS, GRANTING OF OPTIONS, AUTHORIZATION OF PAYROLL DEDUCTIONS
             BY PARTICIPATING EMPLOYEES

         Section 6.1 - Unless a different time period is specified by the Committee, two six-month Offerings of Options to purchase shares of Stock under the Plan will be made by the Committee to all Employees each calendar year, commencing, respectively, on January 1 and July 1 of each calendar year (the "Offering Dates") and terminating on June 30 and December 31 of each such year. Notwithstanding the foregoing, the initial Offering under the Plan commenced on January 1, 1994 and terminated on June 30, 1994. A new Offering of Options shall be made with no further Committee action on the first day of each subsequent six-month period thereafter, until the earlier of the expiration or termination of the Plan, the suspension of further Offerings by the Committee or providing a different time period for the Offerings. Every Employee on the effective date of any Offering shall be deemed to have been granted an Option to purchase Stock in an amount as provided in Section 6.2.

         Section 6.2 - In an Offering, each Employee is granted an Option to purchase the maximum number of whole shares of Stock which may be acquired based on the percentage of the employee's total compensation which he has elected to have withheld (up to a maximum of 15%) during his participation in the Offering. Each eligible Employee may become a Participating Employee in an Offering by the execution and delivery to the Corporation of a payroll deduction form not later than the commencement date of any Offering under the Plan, as provided by the Committee. A Participating Employee may authorize payroll deductions at the rate of any whole percentage (up to a maximum of 15) of his total compensation (which shall, for purposes of the Plan, be determined without excluding the amount of any elective deferrals or other amounts withheld from his compensation) during the period of the Offering.

         After an Employee has become a Participating Employee in an Offering his participation shall continue on the same basis in each subsequent Offering thereafter, until: (i) such Offerings are terminated, (ii) the Participating Employee withdraws or changes his payroll deduction pursuant to Section 6.4 or,
(iii) the Plan is terminated or expires.

         For each Participating Employee authorizing a payroll deduction, the Corporation will establish on its books a stock purchase account to which payroll deductions will be credited. The amount credited to the account of each Participating Employee shall be applied to pay for Stock purchased by such Employee upon the exercise of his Option as provided herein. Stock subject to Option under the Plan may only be purchased with amounts credited to an Employee's stock purchase account; cash purchases are not permitted.

         Section 6.3 - Amounts withheld from an Employee's pay shall be under the control of the Corporation and need not be held in trust. Amounts credited to the accounts of employees of Subsidiaries of the Corporation shall be remitted to the Corporation from time to time.

         Section 6.4 - A Participating Employee may, at any time not later than five (5) business days prior to the close of any Offering, by written notice to the Committee, direct the Corporation to reduce or cease payroll deductions and, as the case may be:

                  (a) Exercise his Option to purchase with respect to the number of shares which may be purchased at the Option Price for such Offering (as determined pursuant to Section 7.1) with all or any specified part of the amount then credited to his account, and withdraw in cash any amount remaining in such account;

                  (b) Reduce the amount of his subsequent payroll deductions and/or withdraw in cash all or any specified part of the amount then credited to his account, in which event his Option to purchase shall be reduced to the number of shares of Stock which may be purchased, at the Option Price for such Offering (as determined pursuant to Section 7.1) taking into account such reduced deduction or withdrawal;

                  (c) Withdraw in cash the amount credited to his account and terminate his Option.

         Any reduction made in the number of shares subject to Option to purchase is subject to the provisions of Section 6.2 hereof and shall be permanent.


ARTICLE VII - TERMS AND CONDITIONS OF OFFERINGS AND OPTIONS

         Section 7.1 - Except as provided in subparagraph (d) of this Section 7.1, all eligible Employees shall have the same rights and privileges.

                  (a) Option Price.

         Except as the Committee may otherwise provide before the commencement of any Offering, the price per share at which Stock may be purchased thereunder shall be the lesser of (1) eighty-five percent (85%) of the fair market value per share of Stock determined on the first day of the Offering, or (ii) eighty-five (85%) of the fair market value per share of Stock determined on the last day of the Offering. For purposes of Stock to be purchased pursuant to any Offering hereunder, "fair market value" of a share shall mean the average of the high and low prices reported in the consolidated reporting system (for exchange traded securities and last sale reported over-the-counter securities) or the average of the bid and asked prices (for other over-the-counter securities), determined on the date the Offering commences and on the date the Offering terminates, or, if no such prices are available, the fair market value on such dates of a share as the Board shall determine. Unless other dates are specified by the Committee, the date on which the Offering commences and the date the Offering terminates shall be deemed the dates on which the fair market value of a share of Stock shall be determined.

                  (b) Purchase of Stock

                  At the close of each Offering, a Participating Employee's Option shall be exercised automatically for the purchase of that number of full shares of Stock which the accumulated payroll deductions credited to his account will purchase at the Option Price specified in
         Section 7.1(a). Unless the Participating Employee otherwise directs, any unused credit balance in his stock purchase account shall be used to purchase Stock in the subsequent Offering, if he is a participant therein.

                  (c) Term of Offering

                  The terms and Expiration Date of each Offering shall be specified in each such Offering, but in no event shall any Offering under the Plan be more than sixty (60) months in duration.

                  (d) Accrual Limitation

                  Notwithstanding any other provision of the Plan, no Offering shall be deemed to have the effect of granting to any Employee an Option which permits him to purchase Stock pursuant to all unexpired Offerings under the Plan of the Corporation or any Subsidiary to accrue at a rate which exceeds at any time twenty-five thousand dollars ($25,000) of the fair market value of the Stock (determined at the time such Option is granted) during any calendar year in which such Option is outstanding. For the purposes of this subparagraph (d):

                  (A) an Option accrues when the Option (or any portion thereof) first becomes exercisable during any calendar year;

                  (B) an Option accrues at the rate provided in the applicable Offering, but in the case of no Employee may such rate exceed twenty-five thousand dollars ($25,000) of the fair market value of the Stock (determined at the time the Option is granted) during any one calendar year;

                  (C) an Option that has accrued under any one Offering may not be carried over by an Employee to any other Offering; and

                  (D) only Options to purchase Stock that have been granted under an Employee Stock Purchase Plan which complies with Section 423 of the Code shall be taken into account for purposes of this subparagraph (d).

                  (e) Nontransferability of Options

                  An Option shall not be transferable by the Employee to whom it has been granted otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. However, in the discretion of the Committee, the terms of any Offering may prohibit transfer under any circumstances and provide for cancellation of the unexercised portion of any Option upon the death of an Employee.

                  (f) Rights on Termination of Employment

                  Subject to any specific limitations and rules of uniform application prescribed by the Committee in any Offering, in the event that a Participating Employee ceases to be an Employee he shall have the right for not more than three (3) months thereafter (or, in the event of his death, his beneficiary or estate shall have the right for not more than one (1) year thereafter) but not beyond the expiration of any Offering, to: (i) elect to exercise his Option in respect to whole Shares by applying all or any part of the amount previously credited to his share purchase account and to receive any balance in cash; or (ii) withdraw in cash the amount in his share purchase account and terminate his election to purchase. In no event, however, shall anything contained in this subparagraph (f) be deemed to confer upon any Employee (or his beneficiary or estate in the event of his death) the right to purchase more than the maximum number of shares of Stock that he would otherwise have been entitled to purchase pursuant to the terms of the applicable Offering.

                  (g) Other Provisions

                  Each Offering shall contain such other provisions as the Committee shall deem advisable, provided that no such provision may in any way conflict, or be inconsistent with, the terms of the Plan as amended from time to time.

                  (h) Legal Requirements Re Issuing Shares

                  No shares of Stock shall be issued or transferred pursuant to an Option unless and until all legal requirements applicable to the issuance or transfer or such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Corporation or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.


ARTICLE VIII -    RECAPITALIZATION OR REORGANIZATION AND STOCK DIVIDENDS

         Section 8.1 - If the Corporation shall be the surviving corporation in any merger, consolidation or reorganization, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares subject to that Option would have been entitled. Upon the adoption of any plan for the dissolution or liquidation of the Corporation, or upon the approval of any merger, consolidation or reorganization in which the Corporation is not the surviving corporation, each outstanding Option shall terminate, provided, however, that each Participating Employee shall, in such event, subject to such rules and limitations of uniform applications as the Committee may prescribe, be entitled to the rights of terminating Employees provided in Section 7(f) with respect to the Offering in effect prior to the adoption or approval of any such Plan.

         Section 8.2 - The aggregate number of shares of Stock which may be sold pursuant to all Offerings, the aggregate number of shares of Stock which may be purchased by the exercise of outstanding Options in any Offering and the number of shares of Stock and the Option Price per share covered by each such Offering shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares of Stock or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares of Stock effected without the receipt of consideration by the Corporation.

         Section 8.3 - The adjustments provided for in this Article shall be made by the Committee, whose determination in that respect shall be final.

         Section 8.4 - Except as provided in this Article, no Participating Employee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or reorganization.

         Section 8.5 - The grant of an Option under the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.


ARTICLE IX - RIGHTS AS STOCKHOLDERS

         Section 9.1 - No Participating Employee nor the transferee of any Option shall have any rights as a stockholder with respect to any Stock purchased pursuant to any Offering until the issuance of a stock certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued. Subject to Section 7(h), stock certificates shall be issued promptly after the exercise of any Option in any Offering.


ARTICLE X - TERM OF PLAN

         Section 10.1 - Offerings may be made under the Plan from time to time, provided that no Offering shall terminate later than December 31, 2007.


ARTICLE XI - NUMBER OF SHARES

         Section 11.1 - The aggregate number of shares of Stock that may be sold pursuant to all Offerings under the Plan shall not exceed 500,000, subject to adjustment pursuant to Article VIII.


ARTICLE XII - INDEMNIFICATION OF COMMITTEE

         Section 12.1 - The members of the Committee shall be indemnified by the Corporation against the reasonable expenses incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Offering or Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. A member of the Committee shall not be entitled to indemnification with respect to any matter or claim arising out of gross negligence or willful misconduct by such member in the performance of his duties. As a condition of any indemnification, a Committee member shall in writing offer the Corporation the opportunity, as its own expense, to handle and defend any suit or claim against him. The rights of indemnification provided in this Section 12.1 Shall:
(a) operate as a contract right of each member of the Committee, (b) be in addition to (and shall not limit) any other rights of indemnification provided to the member of the Committee pursuant to law, the articles of incorporation or regulations of the Corporation, or any other instrument, and (c) survive termination of service by the member of the Committee and termination of the Plan.


ARTICLE XIII - AMENDMENT OR DISCONTINUANCE OF THE PLAN

         Section 13.1 - The Plan may be amended by the Board at any time, provided that, without the approval of the shareholders of the Corporation, no amendment shall be made which (a) shall cause any Option to fail to qualify as an option under Section 423 of the code, (b) shall increase the number of shares of Stock which may be optioned or sold pursuant to any Offering, (c) shall make any change in the Employees or class of Employees eligible to participate in any Offering, (d) shall amend the provisions of Section 10.1 to extend the term of the Plan, or (f) shall amend this Article XIII.

         Section 13.2 - The Board may by resolution adopted by a majority of the entire Board discontinue the Plan.

         Section 13.3 - No amendment or discontinuance of the Plan by the Board or the shareholders of the Company shall adversely affect any Option theretofore granted without the consent of any grantee of such Option.


ARTICLE XIV - EFFECTIVE DATE AND APPROVAL OF STOCKHOLDERS

         Section 14.1 - The Plan was adopted by the Board on September 24, 1993 and approved by the shareholders on September 24, 1993. The Plan became effective upon the effectiveness of the Company's Registration Statement, filed by the Company under the Securities Act of 1933, on January 10, 1994, Registration No. 33-73900.

         The Plan was amended by the Board effective November 1, 1996, and was amended again on February 20, 1997, to be effective upon approval by the shareholders, and such shareholder approval was obtained on May [ ], 1997.


ROBERDS, INC., BY


/s/ Robert M. Wilson
------------------------

Robert M. Wilson, its
Executive Vice President

--------------------------------------------------------------------------------

                                 ROBERDS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 1997

        The undersigned hereby constitutes and appoints Kenneth W. Fletcher and Robert M. Wilson, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of shareholders of ROBERDS, INC. to be held at the Dayton Marriott Hotel, 1414 South Patterson Boulevard, Dayton, Ohio 45409 on May 13, 1997 at 2:00 p.m., Eastern Daylight Savings Time, and at any adjournments thereof, on all matters coming before said meeting.

     1. The election as directors of all nominees listed below, except as indicated to the contrary.

          Kenneth W. Fletcher, Carl E. Gunter, Dr. James F. Robeson, and
                                Robert M. Wilson
         [ ] FOR ALL NOMINEES LISTED ABOVE        [ ] VOTE WITHHELD
       For all the nominees above, except vote withheld from the following nominee(s):

       --------------------------------------------------------------------

       --------------------------------------------------------------------

     2. Proposal to amend the Roberds, Inc. Employee Stock Purchase Plan.
                      [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (CONTINUED ON REVERSE SIDE)



                         (CONTINUED FROM REVERSE SIDE)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND PROPOSAL LISTED ABOVE.

     Please sign exactly as name appears below.

                                            When shares are held as joint
                                            tenants, both should sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or
                                            guardian, please give full
                                            title as such. If a
                                            corporation, please sign in
                                            full corporate name by
                                            President or other authorized
                                            officer. If a partnership,
                                            please sign in partnership name
                                            by authorized person.

                                            Dated                     , 1997
                                                 ---------------------

                                            --------------------------------
                                               Print Name of Shareholder

                                            --------------------------------
                                                      Signature

                                            --------------------------------
                                            Print Shareholder Name if held
                                                        jointly

                                            --------------------------------
                                               Signature if held jointly

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.